Exhibit 99.2

November 16, 2020

To:                  KE Holdings Inc.

Harneys Fiduciary (Cayman) Limited,

4th Floor, Harbour Place, 103 South Church Street,

PO Box 10240, Grand Cayman KY1-1002,

Cayman Islands

Dear Sirs or Madams,

We are lawyers qualified in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this opinion only, does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan) and as such are qualified to issue this opinion on the laws, regulations, rules judicial interpretations and other legislations of the PRC effective as of the date hereof.

We are acting as PRC counsel to KE Holdings Inc. (the Company), a company incorporated under the laws of the Cayman Islands, in connection with the proposed offering (the “Offering”) of American Depositary Shares (the “ADSs”), each representing a certain number of Class A ordinary shares (the “Ordinary Shares”) of the Company, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering.

A.                Documents and Assumptions

In rendering this opinion, we have carried out due diligence and examined copies of the Registration Statement and other documents, corporate records and certificates issued by the Governmental Agencies (as defined below) (collectively the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established and verified by us, we have relied upon certificates or statements issued or made by the relevant Governmental Agencies and appropriate representatives of the Company and the PRC Companies (as defined below).

In giving this opinion, we have assumed without independent investigation that (the “Assumptions”):

(1)                                 all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)                                 each of the parties to the Documents, other than the PRC Companies, (i) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, (ii) if an individual, has full capacity for civil conduct; each of them, other than the PRC Companies, has full power and authority to execute, deliver and perform its, her or his obligations under the Documents to which it, she or he is a party in accordance with the laws of its jurisdiction of organization and/or the laws that it, she or he is subject to;

(3)                                 the Documents presented to us remain in full force and effect on the date of this opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this opinion;

(4)                                 the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with;

(5)                                 all requested Documents have been provided to us and all factual statements made to us by the Company and the PRC Companies in connection with this opinion, including but not limited to the statements set forth in the Documents, are true, correct and complete;

(6)                                 all explanations and interpretations provided by government officials duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct;

(7)                                 each of the Documents is legal, valid, binding and enforceable in accordance with their respective governing laws other than PRC Laws (as defined below) in any and all respects;

(8)                                 all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and other Documents have been obtained or made, and are in full force and effect as of the date thereof; and

(9)                                 all Governmental Authorizations (as defined below) and other official statements and documentation obtained by the Company or any PRC Company from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes.

B.                Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows.

“Governmental Agency”

means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory, or taxing authority or power of a similar nature in the PRC.

“Governmental Authorization”

means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification, permit or license by, from or with any Governmental Agency pursuant to any PRC Laws.

“M&A Rules”

means the Provisions on Merging and Acquiring Domestic Enterprises by Foreign Investors, which was promulgated by six Governmental Agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

“PRC Companies”	means the entities as set forth in Appendix A hereto.

“PRC Laws”

means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

“VIE Agreements”	means the agreements as set forth in Appendix B hereto.

C.                Opinions

Based on our review of the Documents and subject to the Assumptions and the Qualifications (as defined below), we are of the opinion that:

(1)                                          VIE Structure. (a) the ownership structure of the PRC Companies as set forth in the Registration Statement, both currently and immediately after giving effect to this Offering, will not result in any violation of PRC Laws currently in effect; (b) the contractual arrangements under the VIE Agreements, both currently and immediately after giving effect to this Offering, are valid, binding and enforceable, and will not result in (i) any violation of PRC Laws currently in effect, or (ii) any violation of the business license, articles of association, approval certificate or other constitutional documents (if any) of the PRC Companies. However, there are substantial uncertainties regarding the interpretation and application of current PRC Laws, and there can be no assurance that the PRC government will ultimately take a view that is consistent with our opinion stated above.

(2)                                          M&A Rules. The New M&A Rules, among other things, purport to require CSRC approval prior to the listing and trading on an overseas stock exchange of the securities of an offshore special purpose vehicle established or controlled directly or indirectly by the PRC companies or individuals and formed for the purpose of overseas listing through the acquisition of PRC domestic interests held by such PRC companies or individuals. Based on our understanding of the explicit provisions under the PRC Laws, we are of the opinion that a prior approval from the CSRC is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinions stated herein.

(3)                                          Enforceability of Civil Procedures. There is uncertainty as to whether the PRC courts would (i) recognize or enforce judgments of United States courts obtained against the Company or the directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against the Company or the directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC Laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(4)                                          Taxation. The statements made in the Registration Statement under the caption “Taxation — PRC Taxation”, with respect to the PRC tax laws and regulations or interpretations, are correct and accurate in all material respects.

(5)                                          PRC Laws. All statements set forth in the Registration Statement under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Business,” “Regulation” and “Taxation—PRC Taxation,” in each case insofar as such statements describe or summarize matters of the PRC Laws, are true and accurate in all material respects, and nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that there is any omission from such statements which causes such statements misleading in any material respect.

(6)                                          No Violation. The organization of the Baihui Partnership, which will be organized under the laws of the Cayman Islands, and the partnership’s role in the Company’s corporate governance do not result in any violation of PRC Laws. The interests of the Baihui Partnership in the Company are not required to be disclosed or approved under the PRC Laws and the partnership’s role in the Company’s corporate governance does not affect our opinions in relation to this Offering.

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)                                Our opinions are limited to PRC Laws of general application on the date hereof.  We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above.

(2)                                PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

(3)                                Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights.

(4)                                Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

(5)                                This opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws, as well as their application to and effect on the legality, binding effect and enforceability of certain contracts, are subject to the final discretion of competent PRC legislative, administrative and judicial authorities. Under PRC Laws, foreign investment is restricted in certain industries. The interpretation and implementation of these laws and regulations, and their application to and effect on the legality, binding effect and enforceability of contracts such as the VIE Agreements and transactions contemplated by the VIE Agreements, are subject to the discretion of the competent Governmental Agency.

(6)                                The term “enforceable” or “enforceability” as used in this opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms and/or additional terms that may be imposed by the courts.  As used in this opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company, the PRC Companies and Governmental Agencies.

(7)                                We have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact or to prepare this opinion, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Companies or the rendering of this opinion.

(8)                                This opinion is intended to be used in the context which is specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently.

This opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

Yours faithfully,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES

Appendix A

List of PRC Companies

No.	Name of the PRC Companies
1.	Beijing Lianjia Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司)
2.	Deyou Real Estate Agency Co., Ltd. (德佑房地产经纪有限公司)
3.	Beijing Lianjia Zhidi Real Estate Brokerage Co., Ltd. (北京链家置地房地产经纪有限公司)
4.	Beike Technology Co., Ltd. (贝壳技术有限公司)
5.	Beike Zhaofang (Beijing) Technology Co., Ltd. (贝壳找房（北京）科技有限公司)
6.	Sichuan Lianjia Real Estate Brokerage Co., Ltd. (四川链家房地产经纪有限公司)
7.	Shenzhen Lianjia Real Estate Brokerage Co., Ltd. (深圳链家房地产经纪有限公司)
8.	Chengdu Fangjianghu Information Technology Co., Ltd. (成都房江湖信息科技有限公司)
9.	Beijing Fangyuan Real Estate Consulting Services Co., Ltd. (北京方源房地产咨询服务有限公司)
10.	Shenzhen Fangjianghu Technology Co., Ltd. (深圳房江湖科技有限公司)
11.	Zhengzhou Fangjianghu Information Technology Co., Ltd. (郑州房江湖信息科技有限公司)
12.	Tianjin Lianjia Baoye Real Estate Agency Co., Ltd. (天津链家宝业房地产经纪有限公司)
13.	Tianjin Lianjia Fangjianghu Technology Co., Ltd. (天津链家房江湖科技有限公司)
14.	Chongqing Naohai Fangjianghu Information Technology Co., Ltd. (重庆闹海房江湖信息科技有限公司)
15.	Beijing Lianjia Gaoce Real Estate Brokerage Co., Ltd. (北京链家高策房地产经纪有限公司)
16.	Tianjin Xiaowu Information & Technology Co., Ltd. (天津小屋信息科技有限公司)
17.	Hebei Fangjianghu Real Estate Agency Co., Ltd (河北房江湖房地产经纪有限公司)
18.	Tianjin Wuke Network Technology Co., Ltd. (天津屋客网络科技有限公司)
19.	Beitatong Technology (Beijing) Co., Ltd.(贝塔通科技（北京）有限公司)
20.	Beijing Beihao Business Consulting Co., Ltd. (北京贝好商务咨询有限公司)
21.	Beijing Beijia Business Consulting Co., Ltd. (北京贝嘉商务咨询有限公司)
22.	Shenzhen Beike Financing Guarantee Limited Co., Ltd.(深圳市贝壳融资担保有限公司)
23.	Beijing Zhongrongxin Financing Guarantee Limited Co., Ltd. (北京中融信融资担保有限公司)

No.	Name of the PRC Companies
24.	Beijing Ehomepay Technology Co., Ltd. (北京理房通支付科技有限公司)
25.	Beijing Anli Insurance Brokerage Co., Ltd. (北京安理保险经纪有限公司)
26.	Beijing Beike Micro Credit Co., Ltd. (北京贝壳小额贷款有限公司)
27.	Zhongjia Guotai Commercial Factoring (Shenzhen) Co., Ltd. (中嘉国泰商业保理（深圳）有限公司)
28.	Beike (Tianjin) Financing Leasing Co., Ltd. (贝壳（天津）融资租赁有限公司)
29.	Beike (Tianjin) Commercial Factoring Co., Ltd. (贝壳（天津）商业保理有限公司)
30.	Beijing Yiju Taihe Technology Co., Ltd. (北京宜居泰和科技有限公司)
31.	Zhongyigou (Beijing) Finance Service Outsourcing Co., Ltd. (中易购（北京）金融服务外包有限公司)
32.	Zhongjin Huarong (Shenzhen) Finance Service Co., Ltd. (中金华融（深圳）金融服务有限公司)
33.	Beijing Beike Era Network Technology Co., Ltd. (北京贝壳时代网络科技有限公司)

Appendix B

List of VIE Agreements

I.                    Beijing Lianjia Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司) (“Beijing Lianjia”)

1.                  Exclusive Business Cooperation Agreement (独家业务合作协议) dated as of December 28, 2018 between Beike (Tianjin) Investment Co., Ltd. (贝壳（天津）投资有限公司) (“Tianjin Beike”) and Beijing Lianjia;

2.                  Exclusive Option Agreement (独家购买权协议) dated as of March 1, 2020 among Tianjin Beike, Beijing Lianjia, and ZUO Hui (左晖), SHAN Yigang (单一刚), Tianjin Yurui Business Consulting Partnership (Limited Partnership) (天津毓睿商务咨询合伙企业（有限合伙）), Tianjin Yusi Business Consulting Partnership (Limited Partnership) (天津毓思商务咨询合伙企业（有限合伙）), Tianjin Yumin Business Consulting Partnership (Limited Partnership) (天津毓敏商务咨询合伙企业（有限合伙）), Tianjin Dingcong Business Consulting Partnership (Limited Partnership) (天津鼎聪商务咨询合伙企业（有限合伙）), Tianjin Bojun Business Consulting Partnership (Limited Partnership) (天津博隽商务咨询合伙企业（有限合伙）), DANG Jie (党杰), XU Wan’gang (徐万刚), GAO Jun (高军), Shanghai Zhanben Investment Management Center (Limited Partnership) (上海站本投资管理中心（有限合伙）), Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership) (北京合诚创投投资合伙企业（有限合伙）), DU Xin (杜欣), CHEN Rong (陈戎), and RUAN Guangjie (阮广杰);

3.                  Equity Interest Pledge Agreement (股权质押协议) dated as of March 1, 2020 among Tianjin Beike, Beijing Lianjia and ZUO Hui (左晖), SHAN Yigang (单一刚), Tianjin Yurui Business Consulting Partnership (Limited Partnership) (天津毓睿商务咨询合伙企业（有限合伙）), Tianjin Yusi Business Consulting Partnership (Limited Partnership) (天津毓思商务咨询合伙企业（有限合伙）), Tianjin Yumin Business Consulting Partnership (Limited Partnership) (天津毓敏商务咨询合伙企业（有限合伙）), Tianjin Dingcong Business Consulting Partnership (Limited Partnership) (天津鼎聪商务咨询合伙企业（有限合伙）), Tianjin Bojun Business Consulting Partnership (Limited Partnership) (天津博隽商务咨询合伙企业（有限合伙）), DANG Jie (党杰), XU Wan’gang (徐万刚), GAO Jun (高军), Shanghai Zhanben Investment Management Center (Limited Partnership) (上海站本投资管理中心（有限合伙）), Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership) (北京合诚创投投资合伙企业（有限合伙）), DU Xin (杜欣), CHEN Rong (陈戎), and RUAN Guangjie (阮广杰);

4.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and ZUO Hui (左晖);

5.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and SHAN Yigang (单一刚);

6.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Tianjin Yurui Business Consulting Partnership (Limited Partnership) (天津毓睿商务咨询合伙企业（有限合伙）);

7.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Tianjin Yusi Business Consulting Partnership (Limited Partnership) (天津毓思商务咨询合伙企业（有限合伙）);

8.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Tianjin Yumin Business Consulting Partnership (Limited Partnership) (天津毓敏商务咨询合伙企业（有限合伙）);

9.                  Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Tianjin Dingcong Business Consulting Partnership (Limited Partnership) (天津鼎聪商务咨询合伙企业（有限合伙）);

10.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Tianjin Bojun Business Consulting Partnership (Limited Partnership) (天津博隽商务咨询合伙企业（有限合伙）);

11.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and DANG Jie (党杰);

12.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and XU Wan’gang (徐万刚);

13.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and GAO Jun (高军);

14.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Shanghai Zhanben Investment Management Center (Limited Partnership) (上海站本投资管理中心（有限合伙）);

15.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and Beijing Hecheng Venture Capital Investment Partnership (Limited Partnership) (北京合诚创投投资合伙企业（有限合伙）);

16.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and DU Xin (杜欣);

17.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and CHEN Rong (陈戎);

18.           Power of Attorney dated as of December 28, 2018 among Tianjin Beike, Beijing Lianjia and RUAN Guangjie (阮广杰);

19.           Spousal Consent Letter issued by ZHU Yan (朱艳) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018;

20.           Spousal Consent Letter issued by MA Xiaoting (马晓婷) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018;

21.           Spousal Consent Letter issued by CHEN Lin (陈琳) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018;

22.           Spousal Consent Letter issued by XU Runhong (徐润红) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018;

23.           Spousal Consent Letter issued by LI Jun (李君) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018; and

24.           Spousal Consent Letter issued by PING Yang (萍坱) and agreed and acknowledged by Tianjin Beike and Beijing Lianjia on December 28, 2018.

II.               Tianjin Xiaowu Information & Technology Co., Ltd. (天津小屋信息科技有限公司) (“Tianjin Xiaowu”)

1.                  Exclusive Business Cooperation Agreement (独家业务合作协议) dated as of December 28, 2018 between Jinbei (Tianjin) Technology Co., Ltd. (金贝（天津）技术有限公司) (“Tianjin Jinbei”) and Tianjin Xiaowu;

2.                  Exclusive Option Agreement (独家购买权协议) dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and ZUO Hui (左晖);

3.                  Exclusive Option Agreement (独家购买权协议) dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and SHAN Yigang (单一刚);

4.                  Equity Interest Pledge Agreement (股权质押协议) dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and ZUO Hui (左晖);

5.                  Equity Interest Pledge Agreement (股权质押协议) dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and SHAN Yigang (单一刚);

6.                  Power of Attorney dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and ZUO Hui (左晖);

7.                  Power of Attorney dated as of December 28, 2018 among Tianjin Jinbei, Tianjin Xiaowu and SHAN Yigang (单一刚);

8.                  Spousal Consent Letter issued by ZHU Yan (朱艳) and agreed and acknowledged by Tianjin Jinbei and Tianjin Xiaowu on December 28, 2018; and

9.                  Spousal Consent Letter issued by MA Xiaoting (马晓婷) and agreed and acknowledged by Tianjin Jinbei and Tianjin Xiaowu on December 28, 2018.

III.          Beijing Yiju Taihe Technology Co., Ltd. (北京宜居泰和科技有限公司) (“Yiju Taihe”)

1.                  Exclusive Business Cooperation Agreement (独家业务合作协议) dated as of December 28, 2018 between Beike Jinke (Tianjin) Technology Co., Ltd. (贝壳金科（天津）技术有限公司) (“Beike Jinke”) and Yiju Taihe;

2.                  Exclusive Option Agreement (独家购买权协议) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and ZUO Hui (左晖), Tianjin Gaotong Business Consulting Co., Ltd. (天津高通商务咨询有限责任公司), Tianjin Juge Business Consulting Partnership (Limited Partnership) (天津聚格商务咨询合伙企业（有限合伙）), Tianjin Jingchuang Business Consulting Partnership (Limited Partnership) (天津精创商务咨询合伙企业（有限合伙）), Tianjin Jingda Business Consulting Partnership (Limited Partnership) (天津精达商务咨询合伙企业（有限合伙）), Tianjin Mingchen Business Consulting Partnership (Limited Partnership) (天津铭晨商务咨询合伙企业（有限合伙）), Tianjin Jurui Business Consulting Partnership (Limited Partnership) (天津聚瑞商务咨询合伙企业（有限合伙）), SHAN Yigang (单一刚), DANG Jie (党杰), XU Wan’gang (徐万刚), GAO Jun (高军), Tianjin Chuangtian Business Consulting Partnership (Limited Partnership) (天津创天商务咨询合伙企业（有限合伙）), Tianjin Fuxun Business Consulting Partnership (Limited Partnership) (天津富讯商务咨询合伙企业（有限合伙）), DU Xin (杜欣), CHEN Rong (陈戎), RUAN Guangjie (阮广杰), Beijing Lianjia Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司);

3.                  Equity Interest Pledge Agreement (股权质押协议) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and ZUO Hui (左晖), Tianjin Gaotong Business Consulting Co., Ltd. (天津高通商务咨询有限责任公司), Tianjin Juge Business Consulting Partnership (Limited Partnership) (天津聚格商务咨询合伙企业（有限合伙）), Tianjin Jingchuang Business Consulting Partnership (Limited Partnership) (天津精创商务咨询合伙企业（有限合伙）), Tianjin Jingda Business Consulting Partnership (Limited Partnership) (天津精达商务咨询合伙企业（有限合伙）), Tianjin Mingchen Business Consulting Partnership (Limited Partnership) (天津铭晨商务咨询合伙企业（有限合伙）), Tianjin Jurui Business Consulting Partnership (Limited Partnership) (天津聚瑞商务咨询合伙企业（有限合伙）), SHAN Yigang (单一刚), DANG Jie (党杰), XU Wan’gang (徐万刚), GAO Jun (高军), Tianjin Chuangtian Business Consulting Partnership (Limited Partnership) (天津创天商务咨询合伙企业（有限合伙）), Tianjin Fuxun Business Consulting Partnership (Limited Partnership) (天津富讯商务咨询合伙企业（有限合伙）), DU Xin (杜欣), CHEN Rong (陈戎), RUAN Guangjie (阮广杰), Beijing Lianjia Real Estate Brokerage Co., Ltd. (北京链家房地产经纪有限公司);

4.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and ZUO Hui (左晖);

5.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Gaotong Business Consulting Co., Ltd. (天津高通商务咨询有限责任公司);

6.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Juge Business Consulting Partnership (Limited Partnership) (天津聚格商务咨询合伙企业（有限合伙）);

7.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Jingchuang Business Consulting Partnership (Limited Partnership) (天津精创商务咨询合伙企业（有限合伙）);

8.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Jingda Business Consulting Partnership (Limited Partnership) (天津精达商务咨询合伙企业（有限合伙）);

9.                  Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Mingchen Business Consulting Partnership (Limited Partnership) (天津铭晨商务咨询合伙企业（有限合伙）);

10.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Jurui Business Consulting Partnership (Limited Partnership) (天津聚瑞商务咨询合伙企业（有限合伙）);

11.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and SHAN Yigang (单一刚);

12.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and DANG Jie (党杰);

13.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and XU Wan’gang (徐万刚);

14.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and GAO Jun (高军);

15.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Chuangtian Business Consulting Partnership (Limited Partnership) (天津创天商务咨询合伙企业（有限合伙）);

16.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Tianjin Fuxun Business Consulting Partnership (Limited Partnership) (天津富讯商务咨询合伙企业（有限合伙）);

17.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and DU Xin (杜欣);

18.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and CHEN Rong (陈戎);

19.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and RUAN Guangjie (阮广杰);

20.           Power of Attorney (授权委托书) dated as of April 27, 2020 among Beike Jinke, Yiju Taihe and Beijing Lianjia;

21.           Spousal Consent Letter issued by ZHU Yan (朱艳) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018;

22.           Spousal Consent Letter issued by MA Xiaoting (马晓婷) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018;

23.           Spousal Consent Letter issued by CHEN Lin (陈琳) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018;

24.           Spousal Consent Letter issued by XU Runhong (徐润红) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018;

25.           Spousal Consent Letter issued by LI Jun (李君) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018; and

26.           Spousal Consent Letter issued by PING Yang (萍坱) and agreed and acknowledged by Beike Jinke and Yiju Taihe on December 28, 2018.